Exhibit 10.2

TREASURERS’ AGREEMENT NUMBER 2

This Treasurers’ Agreement Number 2 is an amendment (the “Amendment”) to the Amended and Restated Master Intercompany Agreement dated April 1, 2007, as amended from time to time, by and between Navistar Financial Corporation (“NFC”) and Navistar, Inc. (formerly known as International Truck and Engine Corporation, “Navistar”) (the “Agreement”) and is made effective as of July 31, 2009 by and between NFC and Navistar. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, NFC and Navistar are parties to the Agreement;

WHEREAS, NFC and Navistar desire to amend the Agreement to reflect Navistar’s name change from International Truck and Engine Corporation to Navistar, Inc.;

WHEREAS, the risks for certain Retail Accounts related to export customers (individually and collectively, the “Export Retail Accounts”) have increased with no measurable increase in NFC spreads (with Navistar’s export department managing the granting of credit, the relationship and the collection for such Export Retail Accounts);

WHEREAS, certain Retail Accounts no longer meet the credit quality to be funded by NFC’s TRAC facility and NFC requires a higher return and loss sharing support for such accounts;

WHEREAS, NFC and Navistar desire to amend the Agreement as set forth in this Amendment so that Navistar provides support to NFC with respect to certain Export Retail Accounts in the event that such Export Retail Account customers (a) become bankrupt or insolvent or a petition in bankruptcy, or similar proceeding, is filed by or against such Export Retail Account customers and/or (b) NFC and Navistar jointly deem the receivables due from such Export Retail Account customers to be uncollectible; and

WHEREAS, NFC and Navistar desire to further amend the Agreement as set forth in this Amendment with respect to certain TRAC Ineligible Retail Accounts (as defined below) and set forth the conditions under which NFC will purchase such TRAC Ineligible Retail Accounts.

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, NFC and Navistar hereby agree as follows:

A.	Amendments.

1.	Preamble and Agreement.

The Preamble of the Agreement is hereby amended to delete the phrase “International Truck and Engine Corporation and its related manufacturing subsidiaries and affiliates (together with its permitted successors and assigns, collectively, “ITEC”)” and to insert in its place the phrase “Navistar, Inc. and its related manufacturing subsidiaries and affiliates (together with its permitted successors and assigns, collectively, “Navistar”).” All other references to “ITEC” in the Agreement are hereby amended to be replaced with “Navistar”.

2.	Fees for Retail Accounts.

In addition to all other fees included in, due under or collected under the Agreement for Retail Accounts, Navistar shall pay all losses incurred by NFC in connection with any Export Retail Account which becomes bankrupt or insolvent or a petition in bankruptcy, or similar proceeding, is filed by or against such respective export customer and/or both NFC and Navistar jointly deem the receivables due from such Export Retail Account customers to be uncollectible.

3.	Sale and Purchase of Retail Accounts.

(a)	Article III Paragraph A.1. of the Agreement is hereby amended to insert the following at the end of such section:

In the event that NFC agrees, in its sole discretion, to purchase certain TRAC Ineligible Retail Accounts (as defined below), Navistar agrees to sell, transfer and set-over to NFC all of its right, title and interest to such TRAC Ineligible Retail Accounts in each case together with all of Navistar’s right, title and interest in and to any and all security agreements and guaranties for payment of such TRAC Ineligible Retail Accounts and all of the proceeds of the foregoing.

For the purposes of this Paragraph, the term “TRAC Ineligible Retail Accounts” shall mean: (a) High Yield Receivables, and (b) Potentially Refinanced Receivables (both of which are defined in the Receivables Purchase Agreement dated as of April 8, 2004 by and among Truck Retail Accounts Corporation, NFC, Jupiter Securitization Corporation, and Bank One, NA, as amended from time to time).

(b)	Article III Paragraph A.4. of the Agreement is hereby amended to insert the following at the end of such section:

Notwithstanding the foregoing, Navistar and NFC agree that the TRAC Ineligible Retail Accounts, if purchased by NFC, shall be sold to NFC with full recourse from Navistar and NFC shall have the right to charge premium finance rates as determined by NFC from time to time on such TRAC Ineligible Retail Accounts. A schedule of the initial premium finance rates is attached hereto as Exhibit A.

B.	Miscellaneous. Any terms or provisions of the Agreement not expressly amended or modified in this Amendment shall remain in full force and effect and shall not be affected by this Amendment. All references to the Agreement shall be deemed to refer to the Agreement as modified by this Amendment. This Amendment shall be governed and controlled by the internal laws of the State of Illinois.

(Signature Page Follows)

IN WITNESS WHEREOF, NFC and Navistar have executed this Treasurers’ Agreement Number 2 as of the date first set above.

NAVISTAR FINANCIAL CORPORATION

By:	/s/ William V. McMenamin
Printed Name:	William V. McMenamin
Title:	V.P., CFO & Treasurer

NAVISTAR, INC.
(formerly known as
International Truck and Engine Corporation)

By:	/s/ Jim Moran
Printed Name:	Jim Moran
Title:	V.P. and Treasurer

EXHIBIT A

SCHEDULE OF INITIAL PREMIUM FINANCE RATES FOR TRAC INELIGIBLE RETAIL ACCOUNTS

Potentially Refinanced Receivables:	The greater of 9% or Prime plus 2%

High Yield Retail Accounts:	The greater of 11% or Prime plus 4%